Exhibit (c)(xiv)
Exhibit (c)(ix) SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 1/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Project Sugarcane Discussion Materials Goldman Sachs International 06-Mar-2010

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 2/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Disclaimer This document is confidential. Accordingly, it should not be copied, distributed, published or reproduced, in whole or in part, or disclosed by any recipient to any other person. The information contained in this document was obtained from publicly available sources and has not been independently verified by GSI and does not constitute a recommendation from GSI to the recipient. GSI has relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and has assumed such accuracy and completeness for purposes of this document. Neither GSI nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document and any liability therefore (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. This document does not purport to contain all of the information that may be required to evaluate any potential transaction and should not be relied on in connection with any such potential transaction. The receipt of this document by any recipient is not to be taken as constituting the giving of investment advice by GSI to that recipient, nor to constitute such person a client of GSI.

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 3/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Table of Contents I. George Valuation Framework II. Financial Impact Analysis Appendix A: Additional Materials

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 1/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL I. George Valuation Framework George Valuation Framework 1

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 2/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Historical Development of Melvin and George Share Price Last 5 Years 123 USD to GBP at 0.67 Since Average Share Price 40.0 L5Y George IPO [1] L12M L6M L3M YTD 5Y George IPO L12M 6M 3M YTD Current Melvin 1% (62)% 37% (9)% (28)% (24)% Melvin (£) 3.95 4.01 2.73 3.00 2.76 2.59 2.35 37.5 George NA (75)% 29% (26)% (6)% (13)% Melvin ($) 7.33 7.40 4.36 4.86 4.42 4.11 3.50 35.0 Eur. Trad. AM [2] 4% (35)% 37% (1)% (5)% (9)% George ($) NM 6.71 3.31 3.25 3.06 2.99 2.80 Eur. Alt. AM [3] 75% (22)% 125% 17% 3% 2% 32.5 George) 30.0 27.5 to 25.0 (Rebased 22.5 20.0 75% 17.5 Price 15.0 12.5 4% Share 10.0 1% 7.5 5.0 (75)% 2.5 0.0 Mar-2005 Dec-2005 Oct-2006 Aug-2007 Jun-2008 Apr-2009 Feb-2010 Melvin George European Traditional AM [2] European Alternative AM [3] Source: Bloomberg as of 02-Mar-2010 [1] Since 25-Jun-2007 for “George IPO”. [2] Includes Schroders, Intermediate Capital, Aberdeen AM, Henderson, F&C AM, Invista and Liontrust AM. Market cap weighted index. [3] Includes Ashmore, Partners Group, Gottex, BlueBay, Rab Capital and Charlemagne Capital. Market cap weighted index. George Valuation Framework 2

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 3/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Historical Development of Exchange Ratio Since Completion of George Reverse Acquisition (05-Nov-2007) Exchange Ratio (Melvin Shares x 1 George Share) 1.70x 1.60x Average Exchange Ratio Since George IPO 2Y 1Y 6M 3M YTD 1.50x 0.86x 0.78x 0.78x 0.68x 0.70x 0.74x 1.40x 1.30x 1.20x 1.10x 1.00x Average: 0.84x 0.90x 0.80x 0.80x 0.70x 0.60x 0.50x 0.40x Nov-2007 Apr-2008 Oct-2008 Mar-2009 Sep-2009 Mar-2010 Source: Bloomberg as of 02-Mar-2010 George Valuation Framework 3

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 4/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Public Market Multiples of Comparable Companies Selected Traditional and Alternative Asset Managers[1] $m Excluding Convertible Conversion Equity Closing Calendarized Enterprise Value Div. George Implied Price / Share ($) Market Price P / E Multiples EBITDA Yield P/E EV/EBITDA Company Cap 2-Mar-2010 2010 2011 AUM 2010 2011 2010 2010E 2011E 2010E 2011E UK Traditional AM Schroders $5,052 $18.27 16.0 x 13.0 x 2.0% 7.6 x 6.3 x 2.7% 3.01 4.49 1.52 2.42 Aberdeen 1,932 1.75 10.5 9.0 1.6 8.1 7.0 5.7 1.97 3.11 1.66 2.80 Henderson 1,526 1.85 12.7 11.4 2.1 10.5 8.9 5.2 2.38 3.92 2.46 3.81 Gartmore 844 2.75 9.1 7.3 2.1 9.6 8.0 2.5 1.72 2.53 2.18 3.31 Median 11.6 x 10.2 x 2.0% 8.8 x 7.5 x 3.9% 2.18 3.52 1.92 3.05 North American Alternative AM Blackstone — ENI Basis $15,854 $14.11 22.9 x 16.2 x 16.2% 19.3 x 13.7 x 6.2% 4.32 5.59 5.34 6.37 Och-Ziff 5,674 13.97 11.0 8.9 28.7 9.8 8.5 6.8 2.08 3.08 2.23 3.61 Fortress 1,856 4.10 9.1 6.4 7.1 11.3 10.3 NA 1.72 2.21 2.73 4.58 Median 11.0 x 8.9 x 16.2% 11.3 x 10.3 x 6.5% 2.08 3.08 2.73 4.58 European Alternative AM Partners $3,388 $126.89 14.6 x 12.6 x 14.2% 13.5 x 11.2 x 3.5% 2.74 4.34 3.44 5.05 Ashmore 2,534 3.57 13.5 11.9 9.3 8.6 7.6 5.1 2.55 4.11 1.84 3.12 BlueBay 1,102 5.65 16.0 11.7 4.6 10.4 8.3 4.1 3.02 4.04 2.44 3.50 Gottex 259 8.62 20.6 9.9 3.0 15.3 9.8 1.7 3.88 3.42 4.04 4.31 Median 15.3 x 11.8 x 7.0% 12.0 x 9.1 x 3.8% 2.88 4.07 2.94 3.90 Melvin (Broker Consensus) $5,996 $3.50 11.0 x 7.6 x 14.1% 5.9 x 4.1 x 12.6% George Pre Convesion 832 2.80 14.9 8.1 3.8 11.5 7.0 5.0 Post Conversion [1] $1,061 16.7 x 9.6 x 4.8% 11.5 x 7.0 x Source: Datastream, IBES as of 02-Mar-2010 [1] Illustrative post conversion market capitalisation based on $832m market capitalisation and $228.5m convertible notional. We have assumed that, in practice, the convertible debt would not be converted if George’s share price is below $3.72 (or, in case of a change of control, below $3.10), although the debt would technically still be convertible below these prices). George Valuation Framework 4

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 5/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George AVP — Implied P/E and EV/EBITDA Multiples $m Consideration per Share ($) 2.80 3.00 3.20 3.40 3.60 3.80 4.00 4.20 4.40 4.60 4.80 Premium vs. Current 0% 7% 14% 21% 29% 36% 43% 50% 57% 64% 71% Implied Exchange Ratio 0.80 x 0.86 x 0.91 x 0.97 x 1.03 x 1.08 x 1.14 x 1.20 x 1.26 x 1.31 x 1.37 x Total Number of Shares 297 297 370 368 367 366 365 364 364 363 363 ow/ Convertible Debt 0 0 73 71 70 69 68 67 66 66 65 Equity Consideration 832 891 1,183 1,252 1,321 1,390 1,459 1,530 1,600 1,670 1,740 ow/ Convertible Debt 0 0 232 241 251 260 270 282 293 303 314 Enterprise Value 1,116 1,176 1,239 1,307 1,376 1,445 1,515 1,585 1,656 1,726 1,796 Base ($m) P/E Multiples 2010E Net Income Pre Conversion 56 14.9 x 15.9 x 17.0 x 18.0 x 19.1 x 20.2 x 21.2 x 22.3 x 23.3 x 24.4 x 25.5 x Post Conversion 63 NM NM 18.7 19.7 20.8 21.9 23.0 24.1 25.2 26.3 27.4 2011E Net Income Pre Conversion 103 8.1 8.7 9.3 9.9 10.4 11.0 11.6 12.2 12.8 13.3 13.9 Post Conversion 110 NM NM 10.8 11.4 12.0 12.6 13.3 13.9 14.6 15.2 15.8 EV/EBITDA Multiples 2010 EV/EBITDA 97 11.5 12.2 12.8 13.5 14.2 15.0 15.7 16.4 17.1 17.9 18.6 2011 EV/EBITDA 159 7.0 x 7.4 x 7.8 x 8.2 x 8.6 x 9.1 x 9.5 x 10.0 x 10.4 x 10.8 x 11.3 [x] George Valuation Framework 5

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 6/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George - Analysts’ Target Prices Current Share Price: $2.80 Broker Recommendations 6M Ago Today Sell 25% Buy 33% Hold 75% Hold 67% Target Prices ($) 6M Ago Today Upside vs. Upside vs. Broker Date Target Trading Price Broker Date Target Trading Price CS 06-Aug-2009 5.5 31.0% KBW 19-Feb-2010 4.0 42.9% KBW 12-May-2009 4.0 (4.8)% CS 18-Feb-2010 4.0 42.9% BarCap 07-Aug-2009 3.0 (28.6)% BarCap 19-Feb-2010 3.0 7.1% Median 4.0 (4.8)% Median 4.0 42.9% Source: Datastream as of 02-Mar-2010 George Valuation Framework 6

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 7/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Premia Analysis Average Premia Paid US Transactions Across Industries Financial Industry 67% 26% 27% 53% 23% 24% 21% 21% 22% 48% 46% 37% 37% 38% 33% 34% 29% 28% 30% 8% 3% 1 Day prior to 1 Week prior to 4 Weeks prior to 1 Day prior to 1 Week prior to 4 Weeks prior to Announcement Announcement Announcement Announcement Announcement Announcement UK Transactions Across Industries Financial Industry 43% 33% 33% 35% 33% 29% 30% 29% 30% 30% 28% 18% 20% 18% 25% 15% 14% 10% 1 Day prior to 1 Week prior to 4 Weeks prior to 1 Day prior to 1 Week prior to 4 Weeks prior to Announcement Announcement Announcement Announcement Announcement Announcement Since 2008 Since 2009 20 Years 10 Years Source: Thompson 03-Mar-2010 George Valuation Framework 7

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 8/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL II. Financial Impact Analysis Financial Impact Analysis 8

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 9/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin Accretion / Dilution Analysis (1/2) Melvin George [1] EU AAM 2010E P/E 11.0 x 16.7 x 15.3 x Assuming $100m Pre-tax Synergies per Annum[1] 2011E P/E 7.6 x 9.6 x 11.8 x Per Share Value ($) 3.20 3.40 3.60 3.80 4.00 4.20 4.40 4.60 4.80 Premium vs. Current 14% 21% 29% 36% 43% 50% 57% 64% 71% Equity Value ($m) 1,183 1,252 1,321 1,390 1,459 1,530 1,600 1,670 1,740 ow/ Convertible Debt 232 241 251 260 270 282 293 303 314 100% Stock / 0% Cash 2010E Pre Synergies (6.8)% (7.6)% (8.5)% (9.4)% (10.2)% (11.1)% (11.9)% (12.7)% (13.5)% 2011E Pre Synergies (4.8)% (5.7)% (6.6)% (7.5)% (8.3)% (9.2)% (10.0)% (10.9)% (11.7)% 2010E Post Synergies (1.2)% (2.2)% (3.1)% (4.0)% (4.9)% (5.8)% (6.7)% (7.5)% (8.4)% 2011E Post Synergies 2.8% 1.8% 0.9% (0.1)% (1.0)% (1.9)% (2.8)% (3.7)% (4.6)% 60% Stock / 40% Cash 2010E Pre Synergies (3.0)% (3.7)% (4.5)% (5.2)% (5.9)% (6.7)% (7.4)% (8.1)% (8.8)% 2011E Pre Synergies (0.0)% (0.8)% (1.5)% (2.2)% (2.9)% (3.6)% (4.3)% (5.0)% (5.7)% 2010E Post Synergies 2.9% 2.1% 1.4% 0.6% (0.2)% (1.0)% (1.7)% (2.5)% (3.2)% 2011E Post Synergies 8.1% 7.4% 6.6% 5.8% 5.1% 4.3% 3.6% 2.9% 2.1% 50% Stock / 50% Cash 2010E Pre Synergies (1.9)% (2.7)% (3.4)% (4.1)% (4.8)% (5.5)% (6.2)% (6.9)% (7.5)% 2011E Pre Synergies 1.3% 0.6% (0.1)% (0.7)% (1.4)% (2.0)% (2.7)% (3.3)% (4.0)% 2010E Post Synergies 4.1% 3.3% 2.6% 1.9% 1.1% 0.4% (0.3)% (1.1)% (1.8)% 2011E Post Synergies 9.6% 8.9% 8.2% 7.5% 6.8% 6.1% 5.4% 4.7% 4.0 % Note: Assuming 5% pre-tax return on cash and 28% tax rate. Pre-tax synergies phased in 50% in year 1 ($50m), then 100% in year 2 ($100m). Restructuring costs not taken into account in this analysis due to their non recurring nature [1] Market cap pro-forma for notional of convertible debt ($228.5m). We have assumed that, in practice, the convertible debt would not be converted if George’s share price is below $3.72 (or, in case of a change of control, below $3.10), although the debt would technically still be convertible below these prices. Financial Impact Analysis 9

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 10/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin Accretion / Dilution Analysis (2/2) Melvin George [1] EU AAM 2010E P/E 11.0 x 16.7 x 15.3 x Implied Melvin P/E Assuming Unchanged Share Price (£2.35) 2011E P/E 7.6 x 9.6 x 11.8 x [1] Per Share Value ($) 3.20 3.40 3.60 3.80 4.00 4.20 4.40 4.60 4.80 Premium vs. Current 14% 21% 29% 36% 43% 50% 57% 64% 71% Equity Value ($m) 1,183 1,252 1,321 1,390 1,459 1,530 1,600 1,670 1,740 ow/ Convertible Debt 232 241 251 260 270 282 293 303 314 100% Stock / 0% Cash 2010E Pre Synergies 11.8 x 11.9 x 12.0 x 12.1 x 12.3 x 12.4 x 12.5 x 12.6 x 12.7 x 2011E Pre Synergies 8.0 8.1 8.2 8.2 8.3 8.4 8.5 8.5 8.6 2010E Post Synergies 11.1 11.2 11.4 11.5 11.6 11.7 11.8 11.9 12.0 2011E Post Synergies 7.4 7.5 7.5 7.6 7.7 7.8 7.8 7.9 8.0 60% Stock / 40% Cash 2010E Pre Synergies 11.3 11.4 11.5 11.6 11.7 11.8 11.9 12.0 12.1 2011E Pre Synergies 7.6 7.7 7.7 7.8 7.8 7.9 8.0 8.0 8.1 2010E Post Synergies 10.7 10.8 10.9 10.9 11.0 11.1 11.2 11.3 11.4 2011E Post Synergies 7.0 7.1 7.1 7.2 7.2 7.3 7.3 7.4 7.5 50% Stock / 50% Cash 2010E Pre Synergies 11.2 11.3 11.4 11.5 11.6 11.6 11.7 11.8 11.9 2011E Pre Synergies 7.5 7.6 7.6 7.7 7.7 7.8 7.8 7.9 7.9 2010E Post Synergies 10.6 10.6 10.7 10.8 10.9 11.0 11.0 11.1 11.2 2011E Post Synergies 6.9 x 7.0 x 7.0 x 7.1 x 7.1 x 7.2 x 7.2 x 7.3 x 7.3 [x] [1] Market cap pro-forma for notional of convertible debt ($228.5m). We have assumed that, in practice, the convertible debt would not be converted if George’s share price is below $3.72 (or, in case of a change of control, below $3.10), although the debt would technically still be convertible below these prices. Financial Impact Analysis 10

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 11/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin Accretion / Dilution Sensitivities to Premium and Cash Consideration Assuming $100m Pre-tax Synergies per Annum[1] 2010E Accretion / (Dilution) excluding Synergies 2010E Accretion/(Dilution) including Synergies Premium Paid Premium Paid (7.5)% 0% 10% 20% 30% 40% 50% (2.0)% 0% 10% 20% 30% 40% 50% 0% (3.2)% (4.3)% (7.5)% (8.7)% (9.9)% (11.1)% 0% 2.6% 1.4% (2.0)% (3.3)% (4.5)% (5.8)% Consideration Consideration 10% (2.5)% (3.6)% (6.5)% (7.7)% (8.9)% (10.0)% 10% 3.4% 2.2% (1.0)% (2.2)% (3.4)% (4.7)% 20% (1.7)% (2.8)% (5.6)% (6.7)% (7.9)% (9.0)% 20% 4.2% 3.1% 0.1% (1.1)% (2.3)% (3.5)% 30% (1.0)% (2.0)% (4.6)% (5.7)% (6.8)% (7.8)% 30% 5.0% 4.0% 1.2% 0.0% (1.1)% (2.2)% % Cash 40% (0.2)% (1.2)% (3.6)% (4.6)% (5.7)% (6.7)% % Cash 40% 5.9% 4.9% 2.3% 1.2% 0.1% (1.0)% 50% 0.6% (0.4)% (2.5)% (3.5)% (4.5)% (5.5)% 50% 6.7% 5.8% 3.5% 2.4% 1.4% 0.4% 2011E Accretion / (Dilution) excluding Synergies 2011E Accretion / (Dilution) including Synergies Premium Paid Premium Paid (5.5)% 0% 10% 20% 30% 40% 50% 2.0% 0% 10% 20% 30% 40% 50% 0% (0.8)% (2.0)% (5.5)% (6.8)% (8.0)% (9.2)% 0% 7.3% 6.0% 2.0% 0.7% (0.6)% (1.9)% Consideration Consideration 10% 0.1% (1.0)% (4.4)% (5.6)% (6.7)% (7.9)% 10% 8.3% 7.0% 3.3% 2.0% 0.8% (0.5)% 20% 1.0% (0.0)% (3.2)% (4.3)% (5.4)% (6.5)% 20% 9.3% 8.1% 4.7% 3.5% 2.3% 1.1% 30% 2.0% 1.0% (1.9)% (3.0)% (4.0)% (5.1)% 30% 10.3% 9.2% 6.1% 4.9% 3.8% 2.7% % Cash 40% 2.9% 2.0% (0.6)% (1.6)% (2.6)% (3.6)% % Cash 40% 11.4% 10.4% 7.5% 6.4% 5.4% 4.3% 50% 3.9% 3.1% 0.7% (0.2)% (1.1)% (2.0)% 50% 12.4% 11.5% 9.0% 8.0% 7.0% 6.1% [1] Synergies are phased 50% in 2010E and 100% from 2011E onwards. Assuming 28% tax rate. Financial Impact Analysis 11

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 12/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Melvin Accretion / Dilution Sensitivities to Premium and Synergies 2010E Accretion / (Dilution) Assuming 100% Stock 2010E Accretion/(Dilution) Assuming 50% Stock/50% Cash Mix Premium Paid Premium Paid (2.0)% 0% 10% 20% 30% 40% 50% (2.0)% 0% 10% 20% 30% 40% 50% Synergies 0 (3.2)% (4.3)% (7.5)% (8.7)% (9.9)% (11.1)% Synergies 0 0.6% (0.4)% (2.5)% (3.5)% (4.5)% (5.5)% 25 (1.7)% (2.9)% (6.1)% (7.3)% (8.5)% (9.7)% 25 2.1% 1.2% (1.0)% (2.0)% (3.0)% (4.0)% 50 (0.3)% (1.5)% (4.7)% (6.0)% (7.2)% (8.4)% 50 3.6% 2.7% 0.5% (0.5)% (1.5)% (2.5)% m) m) $ $ ( 100 2.6% 1.4% (2.0)% (3.3)% (4.5)% (5.8)% ( 100 6.7% 5.8% 3.5% 2.4% 1.4% 0.4% 150 5.5% 4.3% 0.8% (0.6)% (1.9)% (3.2)% 150 9.8% 8.9% 6.5% 5.4% 4.4% 3.3% Yearly Pre-tax 200 8.4% 7.1% 3.5% 2.1% 0.8% (0.5)% Yearly Pre-tax 200 12.9% 11.9% 9.5% 8.4% 7.3% 6.2% 2011E Accretion / (Dilution) Assuming 100% Stock 2011E Accretion / (Dilution) Assuming 50% Stock/50% Cash Mix Premium Paid Premium Paid 2.0% 0% 10% 20% 30% 40% 50% 2.0% 0% 10% 20% 30% 40% 50% Synergies 0 (0.8)% (2.0)% (5.5)% (6.8)% (8.0)% (9.2)% Synergies 0 3.9% 3.1% 0.7% (0.2)% (1.1)% (2.0)% 25 1.2% 0.0% (3.7)% (4.9)% (6.2)% (7.4)% 25 6.0% 5.2% 2.8% 1.9% 0.9% (0.0)% 50 3.3% 2.0% (1.8)% (3.1)% (4.3)% (5.6)% 50 8.2% 7.3% 4.9% 3.9% 3.0% 2.0% m) m) $ $ ( 100 7.3% 6.0% 2.0% 0.7% (0.6)% (1.9)% ( 100 12.4% 11.5% 9.0% 8.0% 7.0% 6.1% 150 11.3% 9.9% 5.8% 4.4% 3.1% 1.7% 150 16.7% 15.8% 13.2% 12.1% 11.1% 10.1% Yearly Pre-tax 200 15.3% 13.9% 9.6% 8.2% 6.8% 5.4% Yearly Pre-tax 200 21.0% 20.0% 17.3% 16.3% 15.2% 14.2% Note: Synergies are phased 50% in 2010E and 100% from 2011E onwards. Assuming 28% tax rate Financial Impact Analysis 12

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 13/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Value Creation Analysis [1] $m 100% Stock 50% Stock / 50% Cash Per Share Value ($) 2.80 3.00 3.20 3.40 3.60 3.80 4.00 2.80 3.00 3.20 3.40 3.60 3.80 4.00 Premium vs. Current 0% 7% 14% 21% 29% 36% 43% 0% 7% 14% 21% 29% 36% 43% Equity Value 832 891 1,183 1,252 1,321 1,390 1,459 832 891 1,183 1,252 1,321 1,390 1,459 ow/ Convertible Debt 0 0 232 241 251 260 270 0 0 232 241 251 260 270 Total Number of Shares (m) 297 297 370 368 367 366 365 297 297 370 368 367 366 365 Pro Forma Ownership % Held by Melvin 88% 87% 84% 83% 82% 81% 80% 94% 93% 91% 91% 90% 90% 89% % Held by George 12% 13% 16% 17% 18% 19% 20% 6% 7% 9% 9% 10% 10% 11% Equity Value (+) Current Melvin Market Cap 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 5,996 (+) George Equity Value 832 832 1,061 1,061 1,061 1,061 1,061 832 832 1,061 1,061 1,061 1,061 1,061 (-) Cash Paid Out 0 0 0 0 0 0 0 (416) (446) (592) (626) (660) (695) (730) (+) NPV of Synergies [1] 476 476 476 476 476 476 476 476 476 476 476 476 476 476 Total Equity Value 7,304 7,304 7,532 7,532 7,532 7,532 7,532 6,888 6,858 6,941 6,906 6,872 6,837 6,803 Stock Consideration to George 890 945 1,241 1,301 1,360 1,417 1,474 447 475 623 653 682 710 738 Cash Consideration to George 0 0 0 0 0 0 0 416 446 592 626 660 695 730 Total Value to George 890 945 1,241 1,301 1,360 1,417 1,474 863 920 1,215 1,278 1,342 1,405 1,468 Per Share ($) 3.00 3.18 3.36 3.53 3.71 3.88 4.04 2.90 3.10 3.29 3.47 3.66 3.84 4.02 Value Acc.(Dil.) to George Common & Exchangeable Holders 0% Melvin Multiple Rerating 7% 14% 20% 26% 32% 38% 44% 4% 11% 17% 24% 31% 37% 44% 10% Melvin Multiple Rerating 18% 25% 32% 39% 46% 52% 59% 9% 16% 23% 30% 37% 44% 51% 20% Melvin Multiple Rerating 28% 36% 44% 51% 59% 66% 73% 14% 22% 29% 37% 44% 51% 58% [1] Assuming $100m pre-tax synergies per annum. Assuming 12.9% discount rate based on Melvin’s cost of equity as per Bloomberg on 02-Mar-2010 (risk free rate of 4.23%, adjusted beta of 1.135 and equity risk premium of 7.63%). Assuming restructuring costs of 1.0x synergies, phased in 50% in 2010E and 50% in 2011E. Synergies are phased 50% in 2010E and 100% from 2011E onwards. Assuming 28% tax rate. Financial Impact Analysis 13

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 14/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Appendix A: Additional Materials Additional Materials 14

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 15/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL Enterprise Value and Share Count Calculation for Melvin and George $m George (No Conversion of Convertible) Melvin Equity Value Equity Value Number of Shares Outstanding (m) 311 Number of Shares Outstanding (m) 1,712 ow/ Common 252 ow/ Common 1,712 ow/ FA Sub 2 Limited Exchangeable Shares 59 - - Share Price ($) 2.80 Share Price ($) 3.50 Market Capitalisation 872 Market Capitalisation 5,996 Fully Diluted Number of Shares 297 Fully Diluted Number of Shares 1,712 ow/ NOSH Outstanding 311 ow/ NOSH Outstanding 1,712 ow/ Treasury Shares (14) ow/ Treasury Shares 0 Fully Diluted Market Cap 832 Fully Diluted Market Cap 5,996 Enteprise Value Enteprise Value Equity Value 832 Equity Value 5,996 Net Debt 270 Net Debt (1,194) ow/ Cash (264) ow/ Cash (2,957) ow/ Revolving Credit Facility 12 ow/ Bank Loans & Overdrafts 2 ow/ Loan Payable 293 ow/ Fixed Rate Notes 244 ow/ Convertible Notes 229 ow/ Euro Bond 818 — - ow/ Floating Rate Notes 399 — - ow/ Hybrid 300 Minority Interests 14 Minority Interests 1 Associates 0 Associates (950) — - ow/ BlueCrest (850) — - ow/ Ore Hill (59) - — Other (41) Enterprise Value 1,116 Enterprise Value 3,853 Source: Company disclosures, Bloomberg as of 02-Mar-2010 Additional Materials 15

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 16/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George Financial Projections Pre Convertible Conversion Post Convertible Conversion $m 2009A 2010E 2011E CAGR 2009A 2010E 2011E CAGR Summary P&L Revenues 301 421 552 35% 301 421 552 35% Operating Costs (278) (324) (392) 19% (278) (324) (392) 19% EBITDA 23 97 159 163% 23 97 159 163% D&A (7) (7) (7) 0% (7) (7) (7) 0% Interest Expense (12) (19) (19) 28% (0) (8) (8) 904% Other 74 1 1 NM 74 1 1 NM Profit Before Tax 79 72 135 30% 91 83 146 27% Tax Expense 2 (16) (32) NM (2) (20) (36) NM Non GAAP Net Income 81 56 103 12% 89 63 110 11% Number of Shares 297 297 297 0% 359 359 359 0% EPS ($) 0.27 0.19 0.34 12% 0.25 0.18 0.31 11% IBES EPS ($) — 0.20 0.30 NM — 0.20 0.30 NM vs. IBES - (6)% 15% NM — (12)% 2% NM AuM 22,174 26,066 31,872 20% 22,174 26,066 31,872 20% Note: Convertible conversion assumes issuance of 61m George shares (excluding additional change of control shares) and elimination of pre-tax yearly interest expense of $11.4m. Projections based on most recent research analysts’ estimates (see Appendix) Additional Materials 16

SUGARCANE\Presentations\2010-03-05 Valuation Discussion\FINAL\2010-03-06 Valuation Discussion.doc gbertail 6 Mar 2010 15:04 17/20 DRAFT FOR DISCUSSIONS / STRICTLY PRIVATE AND CONFIDENTIAL George Convertible Economics [1] In case of a change of control, convertible debt holders are entitled to convert their holding into common stock. Depending on the stock price at which the transaction closes, convertible debt holders are eligible to receive additional Change of Control Shares as per the table below If the stock price is below $3.10 or above $12.00, no additional Change of Control Shares will be issued Additional Change of Control Shares Issuable per $1,000 Principal Amount of Notes Stock Price ($) 3.10 3.25 3.50 3.75 4.00 5.00 5.58 6.00 7.00 8.00 9.00 10.00 11.00 12.00 15-May-2009 53.76 48.92 42.10 36.60 32.11 20.53 16.56 14.39 10.73 8.33 6.63 5.36 4.37 3.58 Date 15-May-2010 53.76 46.83 39.26 33.22 28.36 16.33 12.51 10.54 7.45 5.62 4.42 3.57 2.92 2.40 15-May-2011 53.76 45.45 36.75 29.84 24.30 10.98 7.13 5.34 3.03 2.06 1.57 1.28 1.06 0.88 Effective 15-May-2012 53.76 44.66 34.83 27.13 20.96 5.41 0.94 0.00 0.00 0.00 0.00 0.00 0.00 0.00 15-May-2013 53.76 40.32 28.96 20.75 14.83 3.13 0.54 0.00 0.00 0.00 0.00 0.00 0.00 0.00 15-May-2014 53.76 38.88 16.90 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Impact of Convertible Conversion on Total Equity Consideration Consideration per Share ($) 3.10 3.25 3.50 3.75 4.00 5.00 5.58 6.00 7.00 8.00 9.00 10.00 11.00 12.00 Premium vs. Current 11% 16% 25% 34% 43% 79% 99% 114% 150% 186% 221% 257% 293% 329% Common Shares (ex. Treasury) 238 238 238 238 238 238 238 238 238 238 238 238 238 238 Exchangeable Shares 59 59 59 59 59 59 59 59 59 59 59 59 59 59 Convertible Shares 61 61 61 61 61 61 61 61 61 61 61 61 61 61 Change of Control Shares [1] 12 11 9 7 6 3 2 2 1 1 1 1 1 0 Fully Diluted Number of Shares 371 369 367 366 365 362 361 361 360 360 359 359 359 359 Paid to Common Holders 739 774 834 893 953 1,191 1,329 1,430 1,668 1,906 2,144 2,383 2,621 2,859 Paid to Exchangeable Holders 183 191 206 221 236 295 329 353 412 471 530 589 648 707 Paid to Convertible Holders 228 234 246 258 270 324 357 381 440 500 560 621 682 742 Premium vs. Notional 0% 2% 8% 13% 18% 42% 56% 67% 92% 119% 145% 172% 198% 225% Total Equity Consideration 1,150 1,200 1,286 1,372 1,459 1,810 2,015 2,164 2,520 2,877 3,235 3,592 3,950 4,308 [1] Assuming conversion happens on 04-Sep-2010. Additional Materials 17